Exhibit 4.1

RIGHTS AGREEMENT
YINGLI GREEN ENERGY HOLDING COMPANY LIMITED
and
RBC DEXIA CORPORATE SERVICES HONG KONG LIMITED
as Rights Agent
Dated as of October 17, 2007

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EXHIBITS
Exhibit A — Form of Right Certificate
Exhibit B — Form of Summary of Rights

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INDEX OF DEFINED TERMS

Page
Acquiring Person	1
ADS	2
Affiliate	2
Associate	2
Authorized Officer	25
Beneficial Owner	2
Beneficial Ownership	2
beneficially own	2
Business Day	3
close of business	3
Company	1
Current Value	12
Distribution Date	5
Exchange Act	2
Exchange Ratio	28
Exempted Entity	3
Expiration Date	8
Final Expiration Date	8
Hong Kong	3
invalidation time	11
Nasdaq	4
NYSE	4
Ordinary Share	4
Ordinary Share equivalents	12
Original Rights	2
Person	4
Principal Party	19
Purchase Price	8
Record Date	1
Redemption Date	8
Redemption Price	27
Right	1
Right Certificate	5
Rights Agent	1
Rights Agreement	1
Section 11(a)(ii) Trigger Date	13
Securities Act	4
Security	14
Share Acquisition Date	4
Spread	12
Subscription Right	4
Subsidiary	4
Substitution Period	13
Summary of Rights	5
then outstanding	2
Tianwei Baobian	4
Tianwei Baobian Entity	4
Trading Day	15
Yingli Power Entity	4

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RIGHTS AGREEMENT
          Rights Agreement, dated as of October 17, 2007 (as amended, supplemented or otherwise modified from time to time, the “Rights Agreement”) between Yingli Green Energy Holding Company Limited, a Cayman Islands company (the “Company”), and RBC Dexia Corporate Services Hong Kong Limited (the “Rights Agent”).
WITNESSETH
          WHEREAS, the Board of Directors of the Company has on October 17, 2007, authorized the distribution of one ordinary share purchase right (a “Right”) for each Ordinary Share (as defined below) of the Company outstanding as of the close of business (as defined below) on October 26, 2007 (the “Record Date”) and the issuance of one Right (subject to adjustment as provided herein) with respect to each Ordinary Share that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined), each Right representing the right to purchase one Ordinary Share upon the terms and subject to the conditions herein set forth.
          NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:
          Section 1. Certain Definitions. For purposes of this Rights Agreement, the following terms have the meaning indicated:
          (a) “Acquiring Person” shall mean any Person (as defined below) who or which shall be the Beneficial Owner (as defined below) of 15% or more of the Ordinary Shares then outstanding, but shall not include an Exempted Entity (as defined below); provided, however, that if the Board of Directors of the Company determines that a Person who would otherwise be an “Acquiring Person” has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Ordinary Shares that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Ordinary Shares but had no actual knowledge of the consequences of such Beneficial Ownership under this Rights Agreement) and without any intention of changing or influencing control of the Company, then such Person shall not be deemed to be or to have become an “Acquiring Person” for any purposes of this Rights Agreement unless and until such Person shall have failed to divest itself, as soon as practicable, if the Company so requests, of Beneficial Ownership of a sufficient number of Ordinary Shares so that such Person would no longer otherwise qualify as an “Acquiring Person”. Notwithstanding the foregoing, no Person shall be deemed an “Acquiring Person” as the result of an acquisition of Ordinary Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of Ordinary Shares then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of Ordinary Shares then outstanding by reason of such share acquisitions by the Company and thereafter becomes the Beneficial Owner of any additional Ordinary Shares (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Ordinary Shares or pursuant to a split or subdivision of the outstanding Ordinary Shares), then such Person shall be deemed to be an “Acquiring Person,” subject to the proviso set forth in the first sentence of this Section 1(a), unless upon the consummation of the acquisition of such additional Ordinary Shares such Person does not beneficially own 15% or more of Ordinary Shares then outstanding. The phrase “then outstanding”, when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.
          (b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and in effect on the date of the Agreement (the “Exchange Act”).
          (c) A Person shall be deemed the “Beneficial Owner” of, shall be deemed to have “Beneficial Ownership” of and shall be deemed to “beneficially own” any securities:
     (i) which such Person or any of such Person’s Affiliates or Associates is deemed to beneficially own, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Rights Agreement;
     (ii) which such Person or any of such Person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, an American depositary share representing an ownership interest in an Ordinary Share (an “ADS”) or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (x) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (y) securities which such Person has a right to acquire on the exercise of Rights at any time prior to the time a Person becomes an Acquiring Person or (z) securities issuable upon exercise of Rights from and after the time a Person becomes an Acquiring Person if such Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3 or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(i) or Section 11(n) with respect to an adjustment to the Original Rights; or (B) the right to vote pursuant to any agreement, arrangement or understanding, written or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security by reason of such agreement, arrangement or understanding if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

     (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to this Section 1(c)(ii)(B)) or disposing of such securities of the Company;
provided, however, that (x) that nothing in this Section 1(c) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition, and then only if such securities continue to be owned by such Person at such expiration of forty days; (y) no Person who is an officer, director, or employee of an Exempted Entity shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “beneficially own” any securities that are “beneficially owned” (as defined in this Section 1(c)), including, without limitation, in a fiduciary capacity, by an Exempted Entity or by any other such officer, director or employee of an Exempted Entity; and (z) a Person shall not be deemed the Beneficial Owner of, to have “Beneficial Ownership” of or to beneficially own, Ordinary Shares (or securities convertible into, exchangeable into or exercisable for Ordinary Shares) held by such Person in trust accounts, managed accounts and the like, or otherwise held in a fiduciary capacity, that are Beneficially Owned by third Persons who are not Affiliates or Associates of such Person.
          (d) “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong” are authorized or obligated by law or executive order to close.
          (e) “close of business” on any given date shall mean 5:00 P.M., Hong Kong time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Hong Kong time, on the next succeeding Business Day.
          (f) “Exempted Entity” shall mean (1) the Company, (2) any Subsidiary (as defined below) of the Company (in the case of subclauses (1) and (2) including, without limitation, in its fiduciary capacity), (3) any entity or trustee holding Ordinary Shares for or pursuant to the terms of any employee benefit plan of the Company or of any Subsidiary of the Company or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company, (4) any Yingli Power Entity; provided, however, that any Yingli Power Entity shall only be deemed to be an Exempted Entity for so long as it beneficially owns no more than 46.42% of the outstanding Ordinary Shares; and provided, further, that any Yingli Power Entity shall cease to be an Exempted Entity as of the date that it ceases to beneficially own 15% or more of Ordinary Shares then outstanding and (5) any Tianwei Baobian Entity with respect to Ordinary Shares of which it obains Beneficial Ownership pursuant to the Subscription Right or from a Yingli Power Entity; provided, however, that any Tianwei Baobian Entity shall only be deemed to be an Exempted Entity for so long as it beneficially owns no more than 26.78% of the outstanding Ordinary Shares (excluding any Ordinary Shares as to which it acquires Beneficial Ownership from a Yingli Power Entity); and provided, further, that any

Tianwei Baobian Entity shall cease to be an Exempted Entity as of the date that it ceases to beneficially own 15% or more of Ordinary Shares then outstanding.
          (h) “Nasdaq” shall mean The Nasdaq Stock Market’s National Market.
          (i) “NYSE” shall mean the New York Stock Exchange, Inc.
          (j) “Ordinary Share” when used with reference to the Company shall mean an ordinary share, par value US$0.01 per share, of the Company at the date hereof or any other shares resulting from successive changes or reclassifications of such ordinary shares. “Ordinary Share” when used with reference to any Person other than the Company shall mean the capital stock (or, in the case of an unincorporated entity, the equivalent equity interest) with the greatest voting power of such other Person or, if such other Person is a subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.
          (k) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.
          (l) “Securities Act” shall mean the Securities Act of 1933, as amended.
          (m) “Share Acquisition Date” shall mean the first date of public announcement (which for purposes of this definition shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person.
          (n) “Subscription Right” shall mean Tianwei Baobian’s right to subscribe for Ordinary Shares under Section 3 of the Joint Venture Contract dated as of August 25, 2006 between the Company and Tianwei Baobian, as amended.
          (o) “Subsidiary” of any Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person, and any corporation or other entity that is otherwise controlled by such Person.
          (p) “Tianwei Baobian” shall mean Baoding Tianwei Baobian Electric Co., Ltd. a limited liability company duly established and validly existing under the laws of the People’s Republic of China.
          (q) “Tianwei Baobian Entity” shall mean Tianwei Baobian, or any Affiliate thereof.
          (r) “Yingli Power Entity” shall mean Yingli Power Holding Company Limited, a British Virgin Islands company, or any Affiliate thereof.

          Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of Ordinary Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable upon ten (10) days’ prior notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for the acts or omissions of any such co-Rights Agent.
          Section 3. Issuance of Right Certificates. (a) Until the close of business on the earlier of (i) the tenth day after the Share Acquisition Date (or if the tenth day after the Share Acquisition Date occurs before the Record Date, the Record Date), or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempted Entity) of, or of the first public announcement of the intention of such Person (other than an Exempted Entity) to commence, a tender or exchange offer the consummation of which would result in any Person (other than an Exempted Entity) becoming the Beneficial Owner of 15% or more of Ordinary Shares then outstanding (including, in the case of both clause (i) and (ii), any such date which is after the date of this Rights Agreement and prior to the issuance of the Rights) (the earlier of such dates being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Ordinary Shares registered in the names of the holders thereof and not by separate Right Certificates (as defined below), and (y) the Rights will be transferable only in connection with the transfer of Ordinary Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each registered holder of Ordinary Shares as of the close of business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown in the register of members of the Company, a Right Certificate, in substantially the form of Exhibit A hereto (a “Right Certificate”), evidencing one Right (subject to adjustment as provided herein) for each Ordinary Share so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.
          (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Ordinary Shares, in substantially the form of Exhibit B hereto (the “Summary of Rights”) to each registered holder of Ordinary Shares as of the close of business on the Record Date (other than any Acquiring Person or any Associate or Affiliate of any Acquiring Person), at the address of such holder shown in the register of members of the Company by first-class, postage-prepaid mail. With respect to Ordinary Shares outstanding as of the Record Date, until the Distribution Date, the Rights associated with such shares will be evidenced by the share certificate for such Ordinary Shares registered in the names of the holders thereof together with the Summary of Rights. Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any certificate for Ordinary Shares outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Ordinary Shares represented thereby.

          (c) Rights shall be issued in respect of all Ordinary Shares issued or disposed of (including, without limitation, upon issuance or reissuance of Ordinary Shares out of authorized but unissued shares) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, or in certain circumstances provided in Section 22 hereof, after the Distribution Date. Certificates issued for Ordinary Shares (including, without limitation, upon transfer of outstanding Ordinary Shares or issuance or reissuance of Ordinary Shares out of authorized but unissued shares) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:
“This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Yingli Green Energy Holding Company Limited and RBC Dexia Corporate Services Hong Kong Limited, as Rights Agent, dated as of October 17, 2007, as the same may be amended, supplemented or otherwise modified from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Yingli Green Energy Holding Company Limited. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Yingli Green Energy Holding Company Limited will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights owned by or transferred to any Person who is or becomes an Acquiring Person (as defined in the Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferable.”
With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Ordinary Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Ordinary Shares represented thereby. In the event that the Company purchases or otherwise acquires any Ordinary Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Ordinary Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with Ordinary Shares which are no longer outstanding.
          Notwithstanding this paragraph (c), the omission of a legend shall not affect the enforceability of any part of this Rights Agreement or the rights of any holder of the Rights.
          Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of NYSE or of any other stock exchange or automated quotation system on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of Ordinary Shares as shall be set forth therein at the Purchase Price (as determined pursuant to Section 7), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.
          Section 5. Countersignature and Registration. (a) The Right Certificates shall be executed on behalf of the Company by the Chief Executive Officer, the Vice President or the Chief Financial Officer of the Company, either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof and shall be attested by the Chief Financial Officer of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.
          (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at an office or agency designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.
          Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Subject to the provisions of this Rights Agreement, at any time after the close of business on the Distribution Date, and prior to the close of business on the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Ordinary Shares (or, following such time, other securities, cash or assets as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office or agency of the Rights Agent designated for such purpose. Thereupon the Rights Agent, subject to the provisions of this Rights Agreement, shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.
          (b) Subject to the provisions of this Rights Agreement, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.
          Section 7. Exercise of Rights, Purchase Price; Expiration Date of Rights. (a) Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date, and thereafter the registered holder of any Right Certificate may, subject to Section 11(a)(ii) hereof and except as otherwise provided herein, exercise the Rights evidenced thereby in whole or in part upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each Ordinary Share (or other securities, cash or assets, as the case may be) as to which the Rights are exercised, at any time which is both after the Distribution Date and prior to the time (the “Expiration Date”) that is the earliest of (i) the close of business on October 17, 2017 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”) or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.
          (b) The purchase price (the “Purchase Price”) shall be initially US$95.00 for each Ordinary Share purchasable upon the exercise of a Right. The Purchase Price and the number of Ordinary Shares or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) of this Section 7.
          (c) Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the aggregate Purchase Price for the number of Ordinary Shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 6 hereof, in cash or by certified check, cashier’s check or money order payable to the order of the Company, the Company shall thereupon promptly (i) (A) make available certificates for the number of Ordinary Shares to be purchased, or (B) requisition from the depositary agent appointed by the Company depositary receipts representing interests in such number of Ordinary Shares as are to be purchased, in which case certificates for the Ordinary Shares represented by such receipts shall be deposited by the Company with the depositary agent (and the Company hereby directs the depositary agent to comply with such request), (ii) cause such certificates or depositary receipts to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iii) pay the amount in lieu of issuance of fractional shares in accordance with Section 14 hereof.
          (d) Except as otherwise provided herein, in case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the exercisable Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.
          (e) Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer or exercise of Rights pursuant to Section 6 hereof or this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of assignment or election to purchase set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof as the Company shall reasonably request.
          Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy or cause to be destroyed such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.
          Section 9. Availability of Ordinary Shares. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Ordinary Shares the number of Ordinary Shares that will be sufficient to permit the exercise in full of all outstanding Rights.
          (b) So long as the Ordinary Shares (and, following the time that a Person becomes an Acquiring Person, other securities) issuable upon the exercise of Rights may be listed or admitted to trading on the NYSE or listed on any other national securities exchange or quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on the NYSE or listed on any other exchange or quotation system upon official notice of issuance upon such exercise.
          (c) From and after such time as the Rights become exercisable, the Company shall use its best efforts, if then necessary to permit the issuance of Ordinary Shares (and following the time that a Person first becomes an Acquiring Person, other securities) upon the exercise of Rights, to register and qualify such Ordinary Shares (and following the time that a

Person first becomes an Acquiring Person, other securities) under the Securities Act and any applicable state securities or “Blue Sky” laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective until the earlier of (x) the date as of which the Rights are no longer exercisable for such securities and (y) the Expiration Date. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Rights Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification or exemption in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.
          (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Ordinary Shares (and, following the time that a Person becomes an Acquiring Person, other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.
          (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Ordinary Shares (or other securities) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Ordinary Shares (or other securities) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts for Ordinary Shares (or other securities) upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by that holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax or charge is due.
          Section 10. Ordinary Shares Record Date. Each Person in whose name any certificate for Ordinary Shares is issued upon the exercise of Rights shall for all purposes be entitled to be registered as the holder of the Ordinary Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the register of members of the Company is closed, such Person shall be entitled to be registered as the holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the register of members is open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Ordinary Shares for which the Rights shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any meetings or proceedings of the Company, except as provided herein.

          Section 11. Adjustment of Purchase Price, Number and Kind of Shares and Number of Rights. The Purchase Price, the number of Ordinary Shares or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
          (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Ordinary Shares payable in Ordinary Shares, (B) subdivide the outstanding Ordinary Shares, (C) consolidate the outstanding Ordinary Shares into a smaller number of Ordinary Shares or (D) issue any shares in a reclassification of Ordinary Shares (including any such reclassification in connection with a consolidation, amalgamation, merger or scheme of arrangement in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, consolidation or reclassification of Ordinary Shares, as the case may be, and the number and kind of shares issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares which, if such Right had been exercised immediately prior to such date, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, consolidation or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of the Company issuable upon exercise of one Right.
     (ii) Subject to Section 24 of this Rights Agreement and except as otherwise provided in this Section 11(a)(ii) and Section 11(a)(iii), in the event that any Person becomes an Acquiring Person, each holder of a Right shall thereafter have the right to receive, upon exercise thereof at a price equal to the then-current Purchase Price, in accordance with the terms of this Rights Agreement, such number of Ordinary Shares as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the number of Ordinary Shares for which a Right is then exercisable and dividing that product by (y) 50% of the then-current per share market price of the Company’s Ordinary Shares (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event; provided, however, that the Purchase Price (as so adjusted) and the number of Ordinary Shares so receivable upon exercise of a Right shall thereafter be subject to further adjustment as appropriate in accordance with Section 11(f) hereof. Notwithstanding anything in this Rights Agreement to the contrary, however, from and after the time (the “invalidation time”) when any Person first becomes an Acquiring Person, any Rights that are beneficially owned by (x) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (y) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the invalidation time or (z) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the invalidation time pursuant to either (I) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding, written or otherwise, regarding the transferred Rights or (II) a transfer that the Board of Directors has determined is part of a plan, arrangement or understanding, written or otherwise, which has the purpose or effect of avoiding the provisions of this paragraph, and subsequent transferees of such Persons, shall be void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Rights Agreement. The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. From and after the invalidation time, no Right Certificate shall be issued pursuant to Section 3 or Section 6 hereof that represents Rights that are or have become void pursuant to the provisions of this paragraph, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to the provisions of this paragraph shall be cancelled. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only in accordance with Section 13 and not pursuant to this Section 11(a)(ii).
     (iii) In the event that there shall be an insufficient number of Ordinary Shares authorized but unissued (and unreserved) to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Board of Directors shall, with respect to such deficiency, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party (A) determine the excess of (x) the value of the Ordinary Shares issuable upon the exercise of a Right in accordance with the foregoing subparagraph (ii) (the “Current Value”) over (y) the then-current Purchase Price multiplied by the number of Ordinary Shares for which a Right was exercisable immediately prior to the time that the Acquiring Person became such (such excess, the “Spread”), and (B) with respect to each Right (other than Rights which have become void pursuant to Section 11(a)(ii)), make adequate provision to substitute for the Ordinary Shares issuable in accordance with subparagraph (ii) upon exercise of the Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in such Purchase Price, (3) other equity securities of the Company (including, without limitation, preference shares or fractions of preference shares which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the Ordinary Shares, are deemed by the Board of Directors to have substantially the same value as the Ordinary Shares (such preference shares or fractions of preference shares are hereinafter referred to as “Ordinary Share equivalents”), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having a value which, when added to the value of the Ordinary Shares actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board of Directors upon the advice of an internationally recognized investment banking firm selected by the Board of Directors; provided, however, if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the date that the Acquiring Person became such (the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Ordinary Shares (to the extent available), and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If within the thirty (30) day period referred to above the Board of Directors shall determine that it is likely that sufficient additional Ordinary Shares could be authorized for issuance upon exercise in full of the Rights, then, if the Board of Directors so elects, such thirty (30) day period may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for an increase in the authorized capital of the Company (such thirty (30) day period, as it may be extended, is hereinafter called the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) hereof and the last sentence of this Section 11(a)(iii) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek shareholder approval for an increase in the authorized capital of the Company and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Ordinary Shares shall be the current per share market price (as determined pursuant to Section 11(d)(i)) on the Section 11(a)(ii) Trigger Date and the per share or fractional value of any Ordinary Share equivalent shall be deemed to equal the current per share market price of the Ordinary Shares. The Board of Directors of the Company may, but shall not be required to, establish procedures to allocate the right to receive Ordinary Shares upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).
          (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Ordinary Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Ordinary Shares or securities convertible into Ordinary Shares at a price per Ordinary Share (or having a conversion price per share, if a security convertible into Ordinary Shares) less than the then-current per share market price of the Ordinary Shares (determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Ordinary Shares outstanding on such record date plus the number of Ordinary Shares which the aggregate offering price of the total number of such shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of Ordinary Shares outstanding on such record date plus the number of additional Ordinary Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and which shall be binding on the Rights Agent and the holders of the Rights. Ordinary Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
          (c) In case the Company shall fix a record date for the making of a distribution to all holders of Ordinary Shares (including any such distribution made in connection with a consolidation, amalgamation, merger or scheme of arrangement in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Ordinary Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of Ordinary Shares (determined pursuant to Section 11(d) hereof) on such record date, less the fair market value (as determined by the Board of Directors of the Company whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of such assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Ordinary Share, and the denominator of which shall be such current per share market price of Ordinary Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
          (d) (i) Except as otherwise provided herein, for the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, consolidation or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, consolidation or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by (w) the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, (x) if the Security is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if (y) the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, (z) if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.
     (ii) For the purpose of any computation hereunder, if the Ordinary Shares are publicly traded, the “current per share market price” of the Ordinary Shares shall be determined in accordance with the method set forth in Section 11(d)(i), and if the Ordinary Shares are not publicly traded and ADSs are publicly traded, the “current per share market price of the Ordinary Shares shall be determined in accordance with the method set forth in Section 11(d)(i) by ascribing a value to the Ordinary Shares by reference to the trading prices of the ADSs (taking into account the number of Ordinary Shares represented by each ADS). If neither the Ordinary Shares nor the ADSs are publicly traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights.
          (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments not required to be made by reason of this Section 11(e) shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of an Ordinary Share or other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.
          (f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of the Company other than Ordinary Shares, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of a Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Ordinary Shares contained in Sections 11(a), 11(b), 11(c), 11(e), 11(h), 11(i) and 11(m) and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Ordinary Shares shall apply on like terms to any such other shares.
          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Ordinary Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
          (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Ordinary Shares (calculated to the nearest one ten- thousandth of an Ordinary Share) obtained by (i) multiplying (x) the number of Ordinary Shares purchasable upon the exercise of a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
          (i) The Company may elect on or after the date of any adjustment of the Purchase Price pursuant to Sections 11(b) or 11(c) hereof to adjust the number of Rights, in substitution for any adjustment in the number of Ordinary Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Ordinary Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company may, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled as a result of such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.
          (j) Irrespective of any adjustment or change in the Purchase Price or the number of Ordinary Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Ordinary Shares which were expressed in the initial Right Certificates issued hereunder.
          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of Ordinary Shares or other shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Ordinary Shares or other such shares at such adjusted Purchase Price.
          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the number of Ordinary Shares or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Ordinary Shares or other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.
          (m) Notwithstanding anything in this Section 11 to the contrary, the Company shall be entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Ordinary Shares, issuance (wholly for cash) of any Ordinary Shares at less than the current market price, issuance (wholly for cash) of Ordinary Shares or securities which by their terms are convertible into or exchangeable for Ordinary Shares, dividends on Ordinary Shares payable in Ordinary Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Ordinary Shares shall not be taxable to such shareholders.
          (n) Notwithstanding anything in this Rights Agreement to the contrary, in the event that at any time after the date of this Rights Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Ordinary Shares payable in Ordinary Shares or (ii) effect a subdivision or consolidation of the Ordinary Shares (by reclassification or otherwise than by payment of a dividend payable in Ordinary Shares) into a greater or lesser number of Ordinary Shares, then in any such case, the number of Rights associated with each Ordinary Share then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated with each Ordinary Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Ordinary Share immediately prior to such event by a fraction the numerator of which shall be the total number of Ordinary Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Ordinary Shares outstanding immediately following the occurrence of such event.
          (o) The Company agrees that, after the earlier of the Distribution Date or the Share Acquisition Date, it will not, except as permitted by Sections 23, 24 or 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.
          Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Ordinary Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof (if so required under Section 25 hereof). The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

          Section 13. Consolidation, Merger, Amalgamation, Scheme of Arrangement or Sale or Transfer of Assets or Earnings Power. (a) In the event, directly or indirectly, at any time after any Person has become an Acquiring Person, (i) the Company shall amalgamate or merge with and into any other Person (other than one or more of its wholly-owned Subsidiaries), (ii) any Person (other than one or more of its wholly-owned Subsidiaries), shall consolidate with the Company, or any Person (other than one or more of its wholly-owned Subsidiaries), shall amalgamate or merge with and into the Company and the Company shall be the continuing or surviving corporation of such amalgamation or merger and, in connection with such amalgamation or merger, all or part of the Ordinary Shares shall be changed into or exchanged or cancelled for shares or other securities of any other Person (or of the Company) or cash or any other property, (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating to 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly-owned Subsidiaries), or (iv) effect a scheme of arrangement, then, and in each such case, proper provision shall be made so that:
          (A) each holder of record of a Right (other than Rights which have become void pursuant to Section 11(a)(ii)) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then-current Purchase Price multiplied by the number of Ordinary Shares for which a Right was exercisable (whether or not such Right was then exercisable) immediately prior to the time that any Person first became an Acquiring Person (each as subsequently adjusted thereafter pursuant to Sections 11(a)(i), 11(b), 11(c), 11(f), 11(h), 11(i) and 11(m)), in accordance with the terms of this Rights Agreement, such number of validly issued, fully paid and non-assessable and freely tradeable Ordinary Shares of the Principal Party (as defined below) not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then-current Purchase Price by the number of Ordinary Shares for which a Right was exercisable immediately prior to the time that any Person first became an Acquiring Person (as subsequently adjusted thereafter pursuant to Sections 11(a)(i), 11(b), 11(c), 11(f), 11(h), 11(i) and 11(m)) and (2) dividing that product by 50% of the then-current per share market price of the Ordinary Shares of such Principal Party (determined pursuant to Section 11(d)(i) hereof) on the date of consummation of such consolidation, amalgamation, merger, sale or transfer, or scheme of arrangement; provided that the Purchase Price and the number of Ordinary Shares of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in Section 11(f) of this Rights Agreement to reflect any events occurring in respect of such Principal Party after the date of such consolidation, amalgamation, merger, sale or transfer, or scheme of arrangement;
          (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, amalgamation, merger, sale or transfer, or scheme of arrangement, all the obligations and duties of the Company pursuant to this Rights Agreement;
          (C) the term “Company” as used herein shall thereafter be deemed to refer to such Principal Party; and
          (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Ordinary Shares) in connection with such consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Ordinary Shares thereafter deliverable upon the exercise of the Rights; provided that, upon the subsequent occurrence of any consolidation, amalgamation, merger, sale or transfer of assets, scheme of arrangement or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Ordinary Shares of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13(a), and such Principal Party shall take such steps (including, but not limited to, reservation of shares) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.
          (b) “Principal Party” shall mean:
     (i) in the case of any transaction described in clauses (i) or (ii) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which the Ordinary Shares are converted in such amalgamation, merger or consolidation, or, if there is more than one such issuer, the issuer of the Ordinary Shares of which have the greatest aggregate market value of shares outstanding, or (B) if no securities are so issued, (x) the Person that is the other party to the amalgamation or merger, if such Person survives said amalgamation or merger, or, if there is more than one such Person, the Person the Ordinary Shares of which have the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the amalgamation or merger does not survive the amalgamation or merger, the Person that does survive the amalgamation or merger (including the Company if it survives) or (z) the Person resulting from the consolidation; and
     (ii) in the case of any transaction described in clauses (iii) or (iv) of the first sentence in Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Ordinary Shares having the greatest aggregate market value of shares outstanding;
provided, however, that in any such case described in the foregoing clause (b)(i) or (b)(ii), if the Ordinary Shares of such Person are not at such time or have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person the Ordinary Shares of which are and have been so registered, the term “Principal Party” shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, and the Ordinary Shares of all of such persons have been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of Ordinary Shares having the greatest aggregate market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.
          (c) The Company shall not consummate any consolidation, amalgamation, merger, sale or transfer or scheme of arrangement referred to in Section 13(a) hereof unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) hereof shall promptly be performed in accordance with their terms and that such consolidation, amalgamation, merger, sale or transfer of assets, or scheme of arrangement shall not result in a default by the Principal Party under this Rights Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof and providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party will:
     (i) prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date, and similarly comply with applicable state securities laws;
     (ii) use its best efforts, if the Ordinary Shares of the Principal Party shall be listed or admitted to trading on the NYSE or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the NYSE or such securities exchange, or, if the Ordinary Shares of the Principal Party shall not be listed or admitted to trading on the NYSE or a national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be reported by such other system then in use;
     (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and
     (iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the Ordinary Shares of the Principal Party subject to purchase upon exercise of outstanding Rights.
          (d) In case the Principal Party has a provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, Ordinary Shares or Ordinary Share equivalents of such Principal Party at less than the then-current market price per share thereof (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into,

Ordinary Shares or Ordinary Share equivalents of such Principal Party at less than such then-current market price, or (ii) providing for any special payment, tax or similar provision in connection with the issuance of the Ordinary Shares of such Principal Party pursuant to the provisions of Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.
          (e) The Company covenants and agrees that it shall not, at any time after a Person first becomes an Acquiring Person enter into any transaction of the type contemplated by Sections 13(a)(i)-(iii) hereof if (x) at the time of or immediately after such consolidation, amalgamation, merger, sale, transfer, scheme of arrangement, or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (y) prior to, simultaneously with or immediately after such consolidation, amalgamation, merger, sale, transfer, scheme of arrangement or other transaction, the shareholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(b) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (z) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.
          Section 14. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights (except prior to the Distribution Date in accordance with Section 11(n) hereof) or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by (w) the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, (x) if the Rights are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, (y) if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, (z) if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

          (b) The Company shall not be required to issue fractions of Ordinary Shares upon exercise of the Rights or to distribute certificates which evidence fractional Ordinary Shares. In lieu of fractional Ordinary Shares, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised for Ordinary Shares as herein provided an amount in cash equal to the same fraction of the current market value of one Ordinary Share. For the purposes of this Section 14(b), the current market value of an Ordinary Share shall be the closing price of an Ordinary Share (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.
          (c) The holder of a Right by the acceptance of the Right expressly waives the right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right (except as provided above).
          Section 15. Rights of Action. All rights of action in respect of this Rights Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Ordinary Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Ordinary Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Ordinary Shares), on such holder’s own behalf and for such holder’s own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, such Ordinary Shares) in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Rights Agreement.
          Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
     (i) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Ordinary Shares;
     (ii) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or agency of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed; and
     (iii) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the Ordinary Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the Ordinary Shares certificate made by anyone other than the Company or the Rights

Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to Section 7(e) hereof, shall be affected by any notice to the contrary.
          Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Ordinary Shares or any other securities of the Company which may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in this Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by such Right Certificate shall have been exercised or exchanged in accordance with the provisions hereof.
          Section 18. Concerning the Rights Agent. (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Rights Agreement, including the costs and expenses (including legal fees) of defending against any claim of liability arising therefrom, directly or indirectly.
          (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Rights Agreement in reliance upon any Right Certificate or certificate for Ordinary Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.
          Section 19. Merger or Consolidation or Change of Rights Agent. (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of such successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.
          (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.
          Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:
          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
          (b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chief Executive Officer, the Vice President or the Chief Financial Officer of the Company (each, an “Authorized Officer”) and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.
          (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.
          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 and 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to Section 12, describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Ordinary Shares or other securities to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any Ordinary Shares or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.
          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.
          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person reasonably believed by the Rights Agent to be one of the Authorized Officers, and to apply to such Authorized Officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such Authorized Officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any Authorized Officer of the Company actually receives such application, unless any such Authorized Officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.
          (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.
          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

          (j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof) or a transferee thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.
          Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days’ notice in writing mailed to the Company and to each transfer agent of Ordinary Shares by registered or certified mail, and, following the Distribution Date, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of Ordinary Shares by registered or certified mail, and, following the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (A) a corporation organized and doing business under the laws of the United States, the Cayman Islands or Hong Kong, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least US$50 million or (B) an affiliate of a corporation described in clause (A) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent under this Rights Agreement without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of Ordinary Shares, and, following the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
          Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such forms as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement. In addition, in connection with the issuance or sale of Ordinary Shares following the Distribution Date and prior to the

Expiration Date, the Company may with respect to Ordinary Shares so issued or sold pursuant to (i) the exercise of share options, (ii) under any employee plan or arrangement, (iii) the exercise, conversion or exchange of securities, notes or debentures issued by the Company or (iv) a contractual obligation of the Company, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale.
          Section 23. Redemption. (a) The Board of Directors of the Company may, at any time prior to such time as any Person first becomes an Acquiring Person, redeem all but not less than all the then-outstanding Rights at a redemption price of US$0.01 per Right, appropriately adjusted to reflect any share split, share dividend or similar transaction occurring after the date hereof (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, Ordinary Shares (based on the current market price of the Ordinary Shares at the time of redemption as determined pursuant to Section 11(d)(i) hereof) or any other form of consideration deemed appropriate by the Board of Directors.
          (b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23 (or at such later time as the Board of Directors may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights (or such later time as the Board of Directors may establish for the effectiveness of such redemption), the Company shall mail a notice of redemption to all the holders of the then-outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Ordinary Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.
          Section 24. Exchange. (a) The Board of Directors of the Company may, at its option, at any time after any Person first becomes an Acquiring Person, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have not become effective or that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Ordinary Shares at an exchange ratio of one Ordinary Share per Right, appropriately adjusted to reflect any share subdivision, share dividend or similar transaction occurring after the date hereof (such amount per Right being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effectuate such exchange at any time after an Acquiring Person becomes the Beneficial Owner of Ordinary Shares aggregating 50% or more of the Ordinary Shares then outstanding. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a). The exchange of the

Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.
          (b) Immediately upon the effectiveness of the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Ordinary Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of the Rights so exchanged at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Ordinary Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.
          (c) In the event that there shall not be sufficient Ordinary Shares authorized but unissued (and unreserved) to permit an exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Ordinary Shares for issuance upon exchange of the Rights.
          (d) The Company shall not be required to issue fractions of Ordinary Shares or to distribute certificates which evidence fractional Ordinary Shares upon exchange of the Rights. In lieu of such fractional Ordinary Shares, the Company shall pay to the registered holders of Right Certificates with regard to which such fractional Ordinary Shares would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of one Ordinary Share. For the purposes of this Section 24(d), the current market value of an Ordinary Share shall be the closing price of an Ordinary Share (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exchange pursuant to this Section 24.
          Section 25. Notice of Certain Events. (a) In case the Company shall at any time after the earlier of the Distribution Date or the Share Acquisition Date propose (i) to pay any dividend payable in shares of any class to the holders of its Ordinary Shares or to make any other distribution to the holders of its Ordinary Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Ordinary Shares rights or warrants to subscribe for or to purchase any additional Ordinary Shares or shares of any class or any other securities, rights or options, (iii) to effect any reclassification of its Ordinary Shares (other than a reclassification involving only the subdivision or consolidation of outstanding Ordinary Shares), (iv) to effect the liquidation, dissolution or winding up of the Company, or (v) to declare or pay any dividend on the Ordinary Shares payable in Ordinary Shares or to effect a subdivision or consolidation of the Ordinary Shares (by reclassification or otherwise than by payment of dividends in Ordinary Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such share dividend, or distribution or offering of rights or warrants, or the date on which such liquidation, dissolution, reclassification, subdivision, consolidation or winding up is to take place and the date of participation therein by the holders of the Ordinary Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Ordinary Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Ordinary Shares, whichever shall be the earlier.
          (b) In case any event described in Section 11(a)(ii) or Section 13 shall occur then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate (or if occurring prior to the Distribution Date, the holders of the Ordinary Shares) in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) and Section 13 hereof.
          Section 26. Notices. Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:
          Yingli Green Energy Holding Company Limited
          No. 3055 Middle Fuxing Road
          Baoding 070151, People’s Republic of China
          Attention: Chief Financial Officer
Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:
          RBC Dexia Corporate Services Hong Kong Limited
          51st floor, Central Plaza
          18 Harbour Road
          Wanchai, Hong Kong
          Attention: Director
Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or if occurring prior to the Distribution Date, the holders of the Ordinary Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
          Section 27. Supplements and Amendments. Except as otherwise provided in this Section 27, for so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Rights Agreement in any respect without the approval of any holders of the Rights. At any time when the Rights are no longer redeemable, except as otherwise provided in this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Rights Agreement without the approval of any holders of Rights in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) shorten or lengthen any time period hereunder, or (iv) change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), and no such amendment may cause the Rights again to become redeemable or cause this Rights Agreement again to become amendable other than in accordance with this sentence. Notwithstanding anything contained in this Rights Agreement to the contrary, no supplement or amendment shall be made which decreases the Redemption Price. Upon the delivery of a certificate from an appropriate officer of the Company which states that the supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided that any supplement or amendment that does not amend Sections 18, 19, 20 or 21 hereof in a manner adverse to the Rights Agent shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent.
          Section 28. Successors. All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
          Section 29. Benefits of this Rights Agreement. Nothing in this Rights Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Ordinary Shares) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Ordinary Shares).
          Section 30. Determinations and Actions by the Board of Directors. The Board of Directors of the Company shall have the exclusive power and authority to administer this Rights Agreement and to exercise the rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Rights Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Rights Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend this Rights Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors of the Company in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights.

          Section 31. Severability. If any term, provision, covenant or restriction of this Rights Agreement or applicable to this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated (with prompt notice to the Rights Agent) and shall not expire until the close of business on the tenth Business Day following the date of such determination by the Board. Without limiting the foregoing, if any provision requiring a specific group of Directors of the Company to act is held to by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board in accordance with applicable law and the Company’s memorandum and articles of association.
          Section 32. Governing Law. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York, U.S.A. and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, except to the extent that mandatory provisions of the laws of the Cayman Islands are applicable.
          Section 33. Counterparts. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
          Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
          Section 35. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

          IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed and attested, all as of the day and year first above written.

YINGLI GREEN ENERGY HOLDING COMPANY LIMITED
Attest:	By:	/s/ Liansheng Miao
		Name:	Liansheng Miao
		Title:	Chief Executive Officer

RBC DEXIA CORPORATE SERVICES HONG KONG LIMITED
Attest:	By:	/s/ Rebecca Lee
		Name:	Rebecca Lee
		Title:	Director

Attest:	By:	/s/ John Ham
		Name:	John Ham
		Title:	Head, Compliance and Legal, Asia

SIGNATURE PAGE TO THE RIGHTS AGREEMENT

EXHIBIT A
FORM OF RIGHT CERTIFICATE

Certificate No. R- ___	___ Rights
NOT EXERCISABLE AFTER OCTOBER 17, 2017 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT US$0.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.
Right Certificate
YINGLI GREEN ENERGY HOLDING COMPANY LIMITED
          This certifies that                      or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of October 17, 2007, as the same may be amended from time to time (the “Rights Agreement”), between Yingli Green Energy Holding Company Limited, a Cayman Islands company (the “Company”), and RBC Dexia Corporate Services Hong Kong Limited (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Hong Kong time, on October 17, 2017 at the office or agency of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one fully paid non-assessable Ordinary Share, par value US$0.01 per share (the “Ordinary Share”), of the Company, at a purchase price of US$95.00 per Ordinary Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of Ordinary Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of October 26, 2007, based on the Ordinary Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price, the number of Ordinary Shares (or other securities or property) which may be purchased upon the exercise of the Rights and the number of Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.
          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights

Agreement are on file at the principal executive offices of the Company. The Company will mail to the holder of this Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.
          This Right Certificate, with or without other Right Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Ordinary Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.
          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of US$0.01 per Right or (ii) may be exchanged in whole or in part for Ordinary Shares. Rights holders may be liable to meet a call for payment of the par value of Ordinary Shares if so determined by the Board of Directors.
          No fractional Ordinary Shares will be issued upon the exercise or exchange of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.
          No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Ordinary Shares or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right certificate shall have been exercised or exchanged as provided in the Rights Agreement.
          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of                      __, ____.

ATTEST:	YINGLI GREEN ENERGY HOLDING COMPANY LIMITED

By:	By:

Countersigned:

RBC DEXIA CORPORATE SERVICES HONG KONG LIMITED

By:
Authorized Signatory

Form of Reverse Side of Right Certificate
FORM OF ASSIGNMENT
(To be executed by the registered holder if such
holder desires to transfer the Right Certificate)
          FOR VALUE RECEIVED                                          hereby sells, assigns and transfer unto

(Please print name and address of transferee)

Rights represented by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                      Attorney, to transfer said Rights on the books of the within-named Company, with full power of substitution.
Dated: ______________, ____

Signature

Signature Guaranteed:
          Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.
          The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, were not acquired by the undersigned from, and are not being sold, assigned or transferred to, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

Form of Reverse Side of Right Certificate — continued
FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise
Rights represented by the Rights Certificate)
To the Rights Agent:
          The undersigned hereby irrevocably elects to exercise                      Rights represented by this Right Certificate to purchase the Ordinary Shares (or other securities or property) issuable upon the exercise of such Rights and requests that certificates for such Ordinary Shares (or such other securities) be issued in the name of:

                                                         (Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:
Please insert social security
or other identifying number: __________________________________________________________________

                                                         (Please print name and address)

Dated: ________________, ___

Signature
(Signature must conform to holder specified on Right Certificate)

Signature Guaranteed:
          Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.
          The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, were not acquired by the undersigned from, and are not being sold, assigned or transferred to, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

Form of Reverse Side of Right Certificate — continued
NOTICE
          The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
          A completed Form of Assignment or Form of Election to Purchase must be accompanied by certified identification documents and residential proof for individuals for any party who is an individual and certified organizational documents and certified identification documents of signatories for any party who is not an individual.
          In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, or the proper identification documents set forth in the paragraph above are not provided, such Assignment or Election to Purchase will not be honored.

EXHIBIT B
UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.
SUMMARY OF RIGHTS TO PURCHASE ORDINARY SHARES
          On October 17, 2007, the Board of Directors of Yingli Green Energy Holding Company Limited, a Cayman Islands company (the “Company”), authorized the distribution of one ordinary share purchase right (a “Right”) for each outstanding ordinary share, par value US$0.01 per share, of the Company (the “Ordinary Share”). The distribution will be made on October 26, 2007, to the shareholders of record as of the close of business on October 26, 2007 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one Ordinary Share at a price of US$95.00 per Ordinary Share (as the same may be adjusted, the “Purchase Price”). The description and terms of the Rights are set forth in a Rights Agreement, dated as of October 17, 2007 (as the same may be amended from time to time, the “Rights Agreement”), between the Company and RBC Dexia Corporate Services Hong Kong Limited, as Rights Agent (the “Rights Agent”).
          Until the close of business on the earlier of (i) the tenth day after the first date of a public announcement that a person (other than an Exempted Entity (as defined below)) or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the Ordinary Shares then outstanding or (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) after the date of commencement of, or the first public announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person (other than an Exempted Entity) or group of 15% or more of the Ordinary Shares then outstanding (the earlier of such dates being herein referred to as the “Distribution Date”), the Rights will be evidenced by the Ordinary Shares represented by certificates for Ordinary Shares outstanding as of the Record Date, together with a copy of this summary of rights (this “Summary of Rights”) disseminated in connection with the original distribution of Rights.
          “Exempted Entity” shall mean (1) the Company, (2) any Subsidiary (as defined in the Rights Agreement) of the Company (in the case of subclauses (1) and (2) including, without limitation, in its fiduciary capacity), (3) any entity or trustee holding Ordinary Shares for or pursuant to the terms of any employee benefit plan of the Company or of any Subsidiary of the Company or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company, (4) any Yingli Power Entity (as defined in the Rights Agreement); provided, however, that any Yingli Power Entity shall only be deemed to be an Exempted Entity for so long as it beneficially owns no more than 46.42% of the outstanding Ordinary Shares; and provided, further, that any Yingli Power Entity shall cease to be an Exempted Entity as of the date that it ceases to beneficially own 15% or more of Ordinary Shares then outstanding and (5) any Tianwei Baobian Entity (as defined in the Rights Agreement) with respect to Ordinary Shares of which it obtains Beneficial Ownership (as defined in the Rights Agreement) pursuant to the Subscription Right (as defined in the Rights Agreement) or from a Yingli Power Entity; provided, however, that any Tianwei Baobian

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Entity shall only be deemed to be an Exempted Entity for so long as it beneficially owns no more than 26.78% of the outstanding Ordinary Shares (excluding any Ordinary Shares as to which it acquires Beneficial Ownership from a Yingli Power Entity); and provided, further, that any Tianwei Baobian Entity shall cease to be an Exempted Entity as of the date that it ceases to beneficially own 15% or more of Ordinary Shares then outstanding.
          The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable only in connection with the transfer of Ordinary Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Ordinary Shares outstanding as of the Record Date, even without a notation incorporating the Rights Agreement by reference or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Ordinary Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Ordinary Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.
          The Rights are not exercisable until the Distribution Date. The Rights will expire on October 17, 2017 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below. The Rights Agreement is effective as of October 17, 2007.
          In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, that number of Ordinary Shares having a market value of two times the Purchase Price.
          In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a amalgamation, merger, scheme of arrangement or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) may thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of ordinary shares of the person with whom the Company has engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the Purchase Price.
          At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Ordinary Shares or the occurrence of an event described in the prior paragraph, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Ordinary Share per Right (subject to adjustment). Rights holders may be liable to meet a call for payment of the par value of Ordinary Shares if so determined by the Board of Directors.

B-2

          The Purchase Price payable, and the number of Ordinary Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a share dividend on, or a subdivision, consolidation or reclassification of, the Ordinary Shares, (ii) upon the grant to holders of the Ordinary Shares of certain rights or warrants to subscribe for or purchase Ordinary Shares at a price, or securities convertible into Ordinary Shares with a conversion price, less than the then-current market price of the Ordinary Shares or (iii) upon the distribution to holders of the Ordinary Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Ordinary Shares) or of subscription rights or warrants (other than those referred to above).
          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price and, in lieu thereof, an adjustment in cash will be made based on the market price of the Ordinary Shares on the last trading day prior to the date of exercise.
          At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of US$0.01 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
          For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.
          Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.
          A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated October 17, 2007. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference.

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